Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cloudflare, Inc.:

We consent to the use of our report dated May 24, 2019 incorporated by reference herein.

/s/ KPMG LLP

Santa Clara, California September 13, 2019